UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

Plumas Bancorp
 (Exact name of registrant as specified in its charter)

California	000-49883	95-3520374
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530)283-7305

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit 4.1
Exhibit 4.2
Exhibit 4.3
Exhibit 10.1
Exhibit 10.2
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2009, Plumas Bancorp (the “Company” or “Plumas’), issued and sold, and the United States Department of the Treasury (“Treasury”) purchased, for an aggregate purchase price of $11,949,000 in cash: (1) 11,949 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference of $1,000 per share; and (2) a ten-year warrant (“Warrant”) to purchase up to 237,712 shares of the Company’s common stock, no par value (“Common Stock”) at an exercise price, subject to anti-dilution adjustments, of $7.54 per share. Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. The securities were sold in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Letter Agreement, dated January 30, 2009 and Securities Purchase Agreement – Standard Terms attached thereto (collectively, “Purchase Agreement”), pursuant to which the Preferred Shares and the Warrant were sold, limit the payment of quarterly dividends on the Common Stock to up to $0.04 per share, and limits the Company’s ability to repurchase shares of its capital stock. The Preferred Shares have no maturity date and rank senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Preferred Shares are redeemable at the option of the Company at 100% of their liquidation preference, provided that the Preferred Shares may be redeemed prior to the first dividend payment date falling after the third anniversary of the Closing Date (January 30, 2012) only if: (1) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement) in excess of $11,949,000; and (2) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.

The Purchase Agreement also subjects the Company and its CEO, CFO and three most highly compensated executive officers (collectively, “SEOs”) to certain compensation limitations included in the Emergency Economic Stabilization Act of 2008 (“EESA”). Consequently, under the terms of the Purchase Agreement, the Company has agreed that, until such time as Treasury ceases to own any securities acquired from the Company pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its SEOs comply with Section 111(b) of the EESA as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Preferred Shares and the Warrant, and not adopt any benefit plans with respect to, or which cover, its SEOs that do not comply with EESA. The Company’s SEOs have entered into letter agreements with the Company consenting to the foregoing, as well as executed waivers voluntarily waiving any claim against the Treasury and the Company for any changes to their compensation or benefits that are required to comply with the EESA or any regulation issued by the Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008.

The Purchase Agreement, Series A Preferred Stock Certificate, Warrant and form of letter agreement executed by the SEOs, are attached hereto as Exhibits 10.1, 4.2, 4.3 and 10.2 respectively to this Report on Form 8-K and incorporated herein by reference. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Prior to January 30, 2012, unless the Company has redeemed the Preferred Shares, or the Treasury has transferred the Preferred Shares to a third party, the consent of the Treasury will be required for the Company to: (1) declare or pay any dividend or make any distribution on shares of the Common Stock (other than regular quarterly cash dividends of not more than $0.04 per share or regular semi-annual cash dividends of not more than $0.08 per share); or (2) redeem, purchase or acquire any shares of Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. In addition, under the Certificate of Determination described in Item 5.03, the Company’s ability to declare or pay dividends or repurchase shares of Common Stock or other equity or capital securities will be subject to restrictions in the event that the Company fails to declare and pay (or set aside for payment) full dividends on the Preferred Shares.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article THREE of the Company’s Articles of Incorporation, as amended (“Articles of Incorporation”), authorizes the issuance from time to time of shares of serial preferred stock without par value. On January 7, 2009, the Company filed with the California Secretary of State a Certificate of Determination establishing the designation, powers, preferences and rights of the Series A Preferred Shares. The Certificate of Determination was effective immediately upon filing. A copy of the Certificate of Determination is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of certain provisions of this document is qualified in its entirety by reference thereto.

As a condition of the purchase of the Preferred Shares by the Treasury, the Company was required to amend its bylaws to provide for the election of two directors by the Treasury in the event of certain default of dividend payments on such preferred shares.

A new paragraph was added to the end of section 3.4 of the bylaws to read in the entirety as follows:

Notwithstanding anything in these bylaws to the contrary, for so long as the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Designated Preferred Stock”) is outstanding: (i) whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods (as defined in the Certificate of Determination for the Designated Preferred Stock) or more, whether or not consecutive, the authorized number of directors shall automatically be increased by two (but shall in no event be increased to a number of directors that is greater than the maximum number of directors set forth in Article III, Section 3.2 of these bylaws); and (ii) this sentence may not be modified, amended or repealed by the Corporation’s board of directors (or any committee thereof) or without the affirmative vote and approval of (x) the stockholders and (y) the holders of at least a majority of the shares of Designated Preferred Stock outstanding at the time of such vote and approval.

Item 8.01 Other Events.

On January 30, 2009, Plumas Bancorp issued a press release announcing the closing of the transaction described under “Item 1.01 Entry into a Material Definitive Agreement”. The press release is furnished as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following Exhibits are furnished as part of this Current Report on Form 8-K.

4.1	Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.2	Series A Preferred Stock Certificate

4.3	Warrant for purchase of shares of Common Stock 10.1 Letter Agreement, dated January 30, 2009 by and between Plumas Bancorp, Inc. and the United States Department of the Treasury and Securities Purchase Agreement — Standard Terms attached thereto

10.1	Letter Agreement, dated January 30, 2009 by and between Plumas Bancorp, Inc. and the United States Department of the Treasury and Securities Purchase Agreement — Standard Terms attached thereto

10.2	Form of Senior Executive Officer letter agreement

99.1	January 30, 2009 Press Release of Plumas Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp
(Registrant)

January 30, 2009	By:	/s/ Andrew J. Ryback
Name: Andrew J. Ryback Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A
4.2	Series A Preferred Stock Certificate
4.3	Warrant for purchase of shares of Common Stock
10.1	Letter Agreement, dated January 30, 2009 by and between Plumas Bancorp, Inc. and the United States Department of the Treasury and Securities Purchase Agreement – Standard Terms attached thereto
10.2	Form of Senior Executive Officer letter agreement
99.1	January 30, 2009 Press Release of Plumas Bancorp